Exhibit 10.7

TRIPADVISOR, INC.

DEFERRED RESTRICTED STOCK UNIT AGREEMENT

(Non-Employee Directors)

THIS DEFERRED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of the Grant Date, between Tripadvisor, Inc., a Nevada corporation (the “Company”), and the Eligible Individual designated on the Grant Details (as defined below), describes the terms of an Award of deferred restricted stock units (“DSUs”) to the Eligible Individual by the Company.

All capitalized terms used herein, to the extent not defined, shall have the meanings set forth in the Company’s 2023 Stock and Annual Incentive Plan (as amended and/or restated from time to time, the “Plan”).

1. Award and Vesting of DSUs

(a) Subject to the terms and conditions of this Agreement, the Plan and the Grant Details, the Company hereby grants DSUs to the Eligible Individual. Reference is made to the “Grant Details” that can be found on the equity plan website of the current professional selected by the Company to administer the Plan (the “Plan Administrator”), currently located at www.netbenefits.fidelity.com (or any successor equity administration system selected by the Company to manage the Plan from time to time). The Grant Details, which set forth the number of DSUs granted to the Eligible Individual by the Company, the Grant Date and the vesting schedule of the DSUs (among other information), are hereby incorporated by reference into, and shall be read as part and parcel of, this Agreement.

(b)
Subject to the terms and conditions of this Agreement, the Grant Details and the Plan, the DSUs shall vest and no longer be subject to any restriction on the date(s) detailed in the Grant Details.

2. Settlement of Shares

(a)
Subject to Section 7 (pertaining to the taxes and fees), settlement of Shares represented by DSUs that have vested shall occur on January 15th of the calendar year immediately following the year in which the Eligible Individual experiences a “separation from service” as defined in Section 409A of the Code (the “Settlement Date”).
(b)
For each DSU settled pursuant to this Section 2, the Company shall issue one Share and cause to be delivered to the Eligible Individual one or more unlegended, freely-transferable stock certificates in respect of such Shares.

3. Recoupment or “Clawback” Policy

All Awards received and any Shares or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with

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the Company’s Clawback Policy (as in effect from time to time and any amendments or successor policies) or similar policy or any applicable law related to such actions. The Eligible Individual’s acceptance of this Award constitutes the Eligible Individual’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Company’s Clawback Policy or similar policy that may apply to the Eligible Individual, whether adopted before or after the Grant Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Eligible Individual’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

4. Non-Transferability

Until such time as the DSUs are settled in Shares in accordance with this Agreement and the Grant Details, neither the DSUs nor the Shares issuable upon settlement of the DSUs shall be transferable by the Eligible Individual by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Subject to the limitations on the transferability contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5. Rights as a Stockholder

Except as otherwise specifically provided in this Agreement, the Eligible Individual shall not be entitled to any rights of a stockholder until the DSUs are settled in Shares. Notwithstanding the foregoing, if the Company declares and pays ordinary cash dividends on the Common Stock prior to settlement, the Eligible Individual will be credited with additional amounts for each DSU equal to the dividend that would have been paid with respect to such DSU if it had been an actual Share, which amount shall remain subject to restrictions (and as determined by the Committee may be reinvested in DSUs or may be held in kind as restricted property) and shall vest concurrently with the vesting of the DSUs upon which such dividend equivalent amounts were paid. Notwithstanding the foregoing, dividends and distributions other than ordinary cash dividends, if any, may result in an adjustment pursuant to Section 6 below, rather than under this Section 5.

6. Adjustment in the Event of Change in Stock

(a)
In the event of (i) a Share Change, or (ii) a Corporate Transaction, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the number of DSUs and the number and kind of Shares underlying the DSUs.

(b)
In the case of a Corporate Transaction, such adjustments may include, without limitation (i) the cancellation of the DSUs in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such DSUs, as determined by the Committee or the Board in its sole discretion, (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares underlying the DSUs and (iii) in connection with any Disaffiliation, arranging for the assumption of the DSUs, or the replacement of the DSUs with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or Affiliate or by the

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entity that controls such Subsidiary or Affiliate following such Disaffiliation (as well as any corresponding adjustments to any DSUs that remain based upon securities of the Company).

(c)
The determination of the Committee regarding any substitutions or adjustment will be final and conclusive and need not be the same for all Eligible Individuals.

7. Taxes, Fees and Withholding

(a)
The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Shares received by an Eligible Individual in connection with the DSUs, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.
(b)
Regardless of any action taken by the Company or its Affiliates or Subsidiaries with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due is and remains the Eligible Individual’s responsibility. None of the Company or its Affiliates or Subsidiaries (i) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and vesting of the DSUs or the receipt of cash or any dividends or dividend equivalents with respect thereto; and (ii) commits to structure the terms of the Award or any aspect of the DSUs to reduce or eliminate the Eligible Individual’s liability for Tax-Related Items.
(c)
In the event that the Company, a Subsidiary or an Affiliate is required to withhold any Tax-Related Items as a result of the Award or vesting of the DSUs, or the receipt of cash or any dividends or dividend equivalents, the Eligible Individual shall pay or make adequate arrangements satisfactory to the Company or the applicable Subsidiary or Affiliate to satisfy all such Tax-Related Items. The obligations of the Company under this Agreement shall be conditioned on compliance by the Eligible Individual with this Section 7. In this regard, the Eligible Individual authorizes the Company and/or its Subsidiaries or Affiliates to withhold all applicable Tax-Related Items legally payable by the Eligible Individual from the Eligible Individual’s wages or other cash compensation paid to the Eligible Individual by the Company and/or its Subsidiaries or Affiliates. The Company may, in its sole discretion and pursuant to such provisions as it may specify from time to time, withhold the number of Shares necessary to satisfy the tax withholding amount or arrange for the sale of such number of Shares as is necessary to pay any Tax-Related Items. In connection herewith, the Eligible Individual (i) authorizes, empowers and directs the Company and the Plan Administrator (or such brokerage firm as is contracted to manage the Company’s employee equity award program, the “Broker”) to sell, at the market price and on the Vesting Date or as soon thereafter as is practicable, the number of Shares sufficient to pay the Tax-Related Items, and (ii) agrees to indemnify and hold harmless the Broker and the Company from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys’ fees and court costs, arising out of carrying out such actions. Finally, the Eligible Individual will pay to the Company or the applicable Subsidiary or Affiliate any amount of Tax-Related Items that the Company or the applicable Subsidiary or Affiliate may be required to withhold as a result of the Eligible Individual’s participation in the Plan or the Eligible Individual’s Award that cannot be satisfied by the means previously described. The Company may

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refuse to deliver the Shares underlying the DSU if the Eligible Individual fails to comply with the Eligible Individual’s obligations in connection with the Tax-Related Items as described in this Section.
(d)
In particular, the Eligible Individual understands and acknowledges that all income to which the Eligible Individual is entitled under this Agreement is pre-tax and the Company or its Subsidiaries or Affiliates have the right to withhold and pay on behalf of the Eligible Individual any taxes that the Company or any of its Subsidiaries or Affiliates is required to withhold in connection with such income in accordance with applicable law. In the event the Company or its Subsidiaries or Affiliates is not required under applicable law to serve as the withholding agent to withhold and pay on behalf of the Eligible Individual such individual income tax, the Eligible Individual shall have sole responsibility to make such payment, in which case the Eligible Individual shall provide, as requested by the Company or its Subsidiaries or Affiliates from time to time, relevant tax receipts to certify full and prompt payment. The Eligible Individual agrees to indemnify the Company and/or its Subsidiaries or Affiliates for any liability which may arise as a result of the Eligible Individual’s failure to pay any and all taxes associated with any income derived pursuant to the Award.

8. Other Restrictions

(a) If at any time the Committee determines that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body is required, then in any such event, the Award shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) The Eligible Individual acknowledges that the Eligible Individual is subject to the Company’s policies regarding compliance with securities laws, including but not limited to its Insider Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, if the Eligible Individual is on the Company’s insider list, the Eligible Individual shall be required to obtain pre-clearance from the Company’s Chief Compliance Officer prior to purchasing or selling any of the Company’s securities, including any Shares issued upon vesting of the DSUs, and may be prohibited from selling such Shares other than during an open trading window. The Eligible Individual further acknowledges that, in its discretion, the Company may prohibit the Eligible Individual from selling such Shares even during an open trading window if the Company has concerns over the potential for insider trading.

9. Nature of Award

In accepting the Award, the Eligible Individual acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

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(b)
the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been made repeatedly in the past;
(c)
all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)
the Eligible Individual’s participation in the Plan will not create a right to further employment or service with the Company, its Subsidiaries or Affiliates and shall not interfere with the ability of the Company or its Subsidiaries or Affiliates to terminate the Eligible Individual’s employment or service relationship at any time with or without Cause;
(e)
the Eligible Individual is voluntarily participating in the Plan;
(f)
the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(g)
in the event that the Eligible Individual is not an employee of the Company, a Subsidiary or an Affiliate, the Award will not be interpreted to form an employment contract or relationship with the Company; and
(h)
in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award resulting from the Eligible Individual’s Termination of Employment by the Company, a Subsidiary or an Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Eligible Individual irrevocably releases the Company or the applicable Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Eligible Individual will be deemed irrevocably to have waived the Eligible Individual’s entitlement to pursue such claim.

10. No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Eligible Individual’s participation in the Plan, or the Eligible Individual’s acquisition or sale of the underlying Shares. The Eligible Individual is hereby advised to consult with the Eligible Individual’s own personal tax, legal and financial advisors regarding the Eligible Individual’s participation in the Plan, receipt of the Award and/or vesting, settlement or disposition of the Award before taking any action related to the Plan or the Award.

11. Notices

Any notices, communications or changes to this Agreement shall be communicated (either directly by the Company or indirectly through any of its Subsidiaries, Affiliates or the Plan Administrator) to the Eligible Individual electronically via email (or otherwise in writing to the Eligible Individual’s last address reflected in the Company’s records) promptly after such change becomes effective.

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12. Effect of Agreement; Severability

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13. Laws Applicable to Construction; Consent to Jurisdiction

(a)
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the DSUs are subject to the terms and conditions of the Plan, which are hereby incorporated by reference.

(b) Any and all disputes arising under or out of this Agreement, including without limitation any issues involving the construction, enforcement or interpretation of any of the provisions of this Agreement, shall be resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

14. Conflicts; Interpretation and Correction of Errors

(a)
In the event of any (i) conflict between the Grant Details, this Agreement, any information posted on the system of the Plan Administrator and/or the books and records of the Company, or (ii) ambiguity in the Grant Details, this Agreement, any information posted on the system of the Plan Administrator and/or the books and records of the Company, the Plan shall control.
(b)
The Committee shall have the power to interpret the Plan, this Agreement, the Grant Details, any information posted on the system of the Plan Administrator and/or in the books and records of the Company, and to adopt such rules for the administration, interpretation and application of the Plan and the Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any DSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Eligible Individual, the Company and all other interested parties. The Committee shall not be personally responsible for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Committee shall, in their absolute discretion, determine when any conditions have been fulfilled.
(c)
In the event that, due to administrative error, this Agreement does not accurately reflect an award properly granted to the Eligible Individual pursuant to the Plan, the Company, acting through the executive compensation and benefits team, reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document.

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15. Data Privacy

(a)
The Eligible Individual understands that the Company, its Subsidiaries and Affiliates and/or Plan Administrator may hold certain personal information about the Eligible Individual, including, but not limited to, the Eligible Individual’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Eligible Individual’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Eligible Individual hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Eligible Individual’s Data as described in this document by and among, as applicable, the Company and its Subsidiaries or Affiliates for the exclusive purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(b)
The Eligible Individual understands that Data will be transferred to the Plan Administrator, or such other stock plan service provider as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of the Plan. The Eligible Individual understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Eligible Individual’s country. The Eligible Individual authorizes the Company, its Subsidiaries and Affiliates, the Plan Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Eligible Individual’s participation in the Plan.
(c)
The Eligible Individual understands that the Eligible Individual may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Eligible Individual’s local human resources representative. The Eligible Individual understands, however, that refusing or withdrawing the Eligible Individual’s consent may affect the Eligible Individual’s ability to participate in the Plan. For more information on the consequences of the Eligible Individual’s refusal to consent or withdrawal of consent, the Eligible Individual may contact the Eligible Individual’s local human resources representative.

16. Amendment

(a)
The Company may modify, amend or waive the terms of this Award, prospectively or retroactively, but no such modification, amendment or waiver shall materially impair the rights of the Eligible Individual without the Eligible Individual’s consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

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(b)
This Award and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from, or comply with, Section 409A of the Code. If the Company makes a good faith determination that any compensation provided under this Agreement is likely to be subject to the additional tax imposed by Section 409A of the Code, the Company may, to the extent it deems necessary or advisable, modify this Agreement, without the Eligible Individual’s consent, to reduce the risk that such additional tax will apply, in a manner designed to preserve the material economic benefits intended to be provided to the Eligible Individual under this Agreement (other than any diminution of such benefit that may be attributable to the time value of money resulting from a delay in the timing of payments hereunder for such period as may be required).

17. Choice of Language

The Eligible Individual has received this Agreement and any other related communications and consents to having received these documents solely in English. If, however, the Eligible Individual receives this or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version in any way, the English version will control.

18. Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to the Award and participation in the Plan or future awards that may be awarded under the Plan by electronic means or to request the Eligible Individual’s consent to participate in the Plan by electronic means. The Eligible Individual hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

By participating in the Plan and receiving this Award, the Eligible Individual agrees to be bound by the terms and conditions of the Plan and this Agreement, including the Grant Details.

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